Exhibit 4.1

RIGHTS AGREEMENT

dated as of

February 7, 2013

between

BBX CAPITAL CORPORATION

and

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

Rights Agent

TABLE OF CONTENTS

i

Section 28.	Determinations and Actions by the Board	33

Section 29.	Benefits of this Agreement	34

Section 30.	Severability	34

Section 31.	Governing Law	34

Section 32.	Counterparts	34

Section 33.	Descriptive Headings; Interpretation	34

EXHIBITS

Exhibit A:     Form of Articles of Amendment

Exhibit B:     Form of Rights Certificate

Exhibit C:     Summary of Rights

ii

RIGHTS AGREEMENT

RIGHTS AGREEMENT, dated as of February 7, 2013 (the “Agreement”), between BBX Capital Corporation, a Florida corporation (the “Company”), and American Stock Transfer & Trust Company, LLC (the “Rights Agent”).

W I T N E S S E T H

WHEREAS, under the Internal Revenue Code of 1986, as amended (the “Code”), and rules promulgated by the Internal Revenue Service thereunder, the Company may use available net operating loss carryforwards (“NOLs”) in certain circumstances to offset future earnings, and thus reduce the Company’s federal income tax liability (subject to certain requirements and restrictions);

WHEREAS, if the Company experiences an “Ownership Change,” as defined in Section 382 of the Code, its ability to use its NOLs could be substantially limited;

WHEREAS, the Company desires to provide for the protection of the Company’s ability to utilize its NOLs and other Tax Benefits (as hereinafter defined) on the terms and conditions set forth herein; and

WHEREAS, on February 5, 2013, the Board of Directors of the Company (the “Board”) authorized and declared a dividend distribution of one preferred share purchase right (a “Right”) for each share of the Company’s Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), and Class B Common Stock, par value $0.01 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), outstanding at the Close of Business (as hereinafter defined) on February 19, 2013 (the “Record Date”), each Right initially representing the right to purchase one one-hundredth of a share of Series A Preferred Stock (as hereinafter defined) of the Company, upon the terms and subject to the conditions hereinafter set forth, and further authorized and directed the issuance of one Right with respect to each share of Common Stock that shall become outstanding after the Record Date but prior to the earlier of the Distribution Date (as hereinafter defined) and the Expiration Date (as hereinafter defined).

NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1. Certain Definitions

For purposes of this Agreement, the following terms shall have the meanings indicated:

(a) “Acquiring Person” shall mean any Person (other than any Related Person or any Exempt Person) that has become, in itself or, together with all Affiliates and Associates of such Person, the Beneficial Owner of 5.0% or more of the shares of Class A Common Stock then-outstanding; provided, however, that any Person that beneficially owns 5.0% or more of the shares of Class A Common Stock as of the Close of Business on the Record Date will not be deemed to be an Acquiring Person for any purpose of this Agreement on and after such date unless and until such time as such Person, or Affiliates or Associates of such Person, acquires the beneficial ownership of one additional share of Class A Common Stock; and provided, further, that a Person will not be deemed to have become an Acquiring Person solely as a result of (i) a reduction in the number of shares of Class A Common Stock outstanding, (ii) the grant by the Company of any options, warrants, rights or similar interests (including restricted stock) to the Company’s (or any of its subsidiaries’) directors, officers and employees and/or the exercise by any such director, officer or employee of any such option, warrant, right or similar interest, (iii) any other unilateral grant of any security by the Company; or (iv) an Exempt Transaction, unless and until such time as such Person, or Affiliates or Associates of such Person, acquires the Beneficial Ownership of one additional share of Class A Common Stock. The Board shall not make any determination with respect to a potential Acquiring Person until five (5) Business Days after the date on which all Board members first received notice of the change of beneficial ownership at issue. Notwithstanding the foregoing, if the Board determines in good faith that a Person who would otherwise be an Acquiring Person has become such inadvertently and such Person divests as promptly as practicable a sufficient number of shares of Class A Common Stock so that such Person would no longer be an Acquiring Person, then such Person shall not be deemed to be an Acquiring Person for any purposes of this Agreement.

(b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act as in effect on the date of this Agreement, and to the extent not included within the foregoing clause of this Section 1(b), shall also include, with respect to any Person, any other Person (whether or not a Related Person or an Exempt Person) whose shares of Class A Common Stock would be deemed constructively owned by such first Person, owned by a single “entity,” as defined in Section 1.382-3(a)(1) of the Treasury Regulations, or otherwise aggregated with shares owned by such first Person pursuant to the provisions of the Code, or any successor provision or replacement provision, and the Treasury Regulations; provided, however, that a Person shall not be deemed to be the Affiliate or Associate of another Person solely because either or both Persons are or were directors of the Company.

(c) “Agreement” shall have the meaning set forth in the preamble of this Agreement.

(d) “Authorized Officer” shall mean the Chief Executive Officer, President, any Vice President, the Chief Financial Officer or the Secretary of the Company.

(e) A Person shall be deemed the “Beneficial Owner” of, and to “beneficially own” any securities:

(i) which such Person, or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, warrants, options or other rights (in each case, other than upon exercise or exchange of the Rights); provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities (including rights, options or warrants) which are convertible or exchangeable into Class A Common Stock until such time as the convertible or exchangeable securities are exercised and converted or exchanged into Class A Common Stock except to the extent the acquisition or transfer of such rights, options or warrants would be treated as exercised on the date of its acquisition or transfer under Section 1.382-4(d) of the Treasury Regulations; and, provided, further, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange;

(ii) which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has or shares the right to vote or dispose of, or has “beneficial ownership” of (as defined under Rule 13d-3 promulgated under the Exchange Act), including pursuant to any agreement, arrangement or understanding (whether or not in writing) if the effect of such agreement, arrangement or understanding is to treat such Persons as an “entity” under Section 1.382-3(a)(1) of the Treasury Regulations; or

(iii) of which any other Person is the Beneficial Owner, if such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) with such other Person (or any of such other Person’s Affiliates or Associates) with respect to acquiring, holding, voting or disposing of any securities of the Company if the effect of such agreement, arrangement or understanding is to treat such Persons as an “entity” under Section 1.382-3(a)(1) of the Treasury Regulations; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security (A) if such Person has the right to vote such security pursuant to an agreement, arrangement or understanding (whether or not in writing) which (1) arises solely from a revocable proxy given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report or schedule ) or (B) if such beneficial ownership arises solely as a result of such Person’s status as a “clearing agency” (as defined in Section 3(a)(23) of the Exchange Act); provided, further, however, that nothing in this Section 1(e) shall cause a Person engaged in business as an underwriter of securities or member of a selling to group to be the Beneficial Owner of, or to beneficially own, any securities acquired through such Person’s participation in good faith in an underwriting syndicate until the expiration of forty (40) calendar days after the date of such acquisition, or such later date as the Board may determine in any specific case. Notwithstanding anything contained herein to the contrary, to the extent not within the foregoing provisions of this Section 1(e), a Person shall be deemed the Beneficial Owner of, and shall be deemed to beneficially own, securities which such Person would be deemed to constructively own or which otherwise would be aggregated with shares owned by such Person pursuant to Section 382 of the Code, or any successor provision or replacement provision, and the Treasury Regulations.

(f) “Board” shall have the meaning set forth in the preamble of this Agreement.

(g) “Business Day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the state in which the principal office of the Rights Agent is located are authorized or obligated by law or executive order to close.

(h) “Class A Common Stock” shall have the meaning set forth in the preamble of this Agreement.

(i) “Class B Common Stock” shall have the meaning set forth in the preamble of this Agreement.

(j) “Close of Business” on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day, it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

(k) “Code” shall have the meaning set forth in the preamble of this Agreement.

(l) “Common Stock” shall have the meaning set forth in the preamble of this Agreement.

(m) “Company” shall have the meaning set forth in the preamble of this Agreement.

(n) “Company’s Articles of Incorporation” shall mean the Restated Articles of Incorporation of the Company, as amended.

(o) “Current Per Share Market Price” shall have the meaning set forth in Section 11(d)(i) or Section 11(d)(ii) hereof, as applicable.

(p) “Current Value” shall have the meaning set forth in Section 11(a)(iii) hereof.

(q) “Distribution Date” shall mean the earliest of (i) the Close of Business on the tenth Business Day after the Stock Acquisition Date or (ii) the Close of Business on the tenth Business Day (or, unless the Distribution Date shall have previously occurred, such later date as may be specified by the Board) after the commencement of a tender or exchange offer by any Person (other than any Related Person or any Exempt Person), if upon the consummation thereof, such Person would be the Beneficial Owner of 5.0% or more of the then-outstanding Class A Common Stock.

(r) “Equivalent Preferred Stock” shall have the meaning set forth in Section 11(b) hereof.

(s) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(t) “Exchange Ratio” shall have the meaning set forth in Section 23(a) hereof.

(u) “Exempt Person” shall mean any Person who the Board determines, in its discretion (which may be based on advice from or correspondence with the Company’s legal counsel, accountants and/or other advisors), shall not be deemed to be an Acquiring Person; provided, however, that such Person, unless further exempted from the operation of this Agreement pursuant to the terms hereof, shall be deemed to be an Acquiring Person if such Person, or Affiliates or Associates of such Person, acquires the beneficial ownership of one additional share of Class A Common Stock.

(v) “Exempt Transaction” shall mean any transaction that the Board determines, in its discretion (which may be based on advice from or correspondence with the Company’s legal counsel, accountants and/or other advisors), would not limit the availability to the Company of its Tax Benefits and therefore is exempt from the operation of this Agreement.

(w) “Expiration Date” shall mean the earliest of (i) February 7, 2023, (ii) the time at which the Rights are redeemed as provided in Section 22 hereof, (iii) the time at which the Rights are exchanged as provided in Section 23 hereof, (iv) the repeal of Section 382 of the Code or any successor statute, or the occurrence of any other event if the Board determines that this Agreement is no longer necessary for the preservation of Tax Benefits and (v) the beginning of a taxable year of the Company to which the Board determines that no Tax Benefits may be carried forward.

(x) “Nasdaq” means The Nasdaq Stock Market.

(y) “NOLs” shall have the meaning set forth in the preamble of this Agreement.

(z) “Person” shall mean any individual, firm, corporation, partnership, limited liability company, limited liability partnership, trust or other legal entity, or any group of persons making a “coordinated acquisition” of shares or otherwise treated as an entity within the meaning of Section 1.382-3(a)(1) of the Treasury Regulations or otherwise, and includes any successor (by merger or otherwise) of any such Person.

(aa) “Purchase Price” shall mean initially $25.00 per one one-hundredth of a share of Series A Preferred Stock, subject to adjustment as provided in this Agreement.

(bb) “Record Date” shall have the meaning set forth in the preamble of this Agreement.

(cc) “Redemption Price” shall mean $0.0001 per Right, subject to adjustment by the Company to reflect any stock split, stock dividend or similar transaction occurring after the date hereof.

(dd) “Related Person” shall mean (i) the Company, (ii) any Subsidiary of the Company or (iii) any employee benefit or stock ownership plan of the Company or of any Subsidiary of the Company or any entity holding shares of Common Stock for or pursuant to the terms of any such plan.

(ee) “Rights” shall have the meaning set forth in the preamble of this Agreement.

(ff) “Rights Agent” shall have the meaning set forth in the preamble of this Agreement.

(gg) “Rights Certificates” shall mean certificates evidencing the Rights, in substantially the form attached hereto as Exhibit B.

(hh) “Section 11(a)(ii) Trigger Date” shall have the meaning set forth in Section 11(a)(iii) hereof.

(ii) “Securities Act” shall mean the Securities Act of 1933, as amended.

(jj) “Series A Preferred Stock” shall mean shares of Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company having the rights and preferences set forth in the form of Articles of Amendment attached hereto as Exhibit A.

(kk) “Spread” shall have the meaning set forth in Section 11(a)(iii) hereof.

(ll) “Stock Acquisition Date” shall mean the first date of public announcement (which for purposes of this definition shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such or such earlier date as a majority of the Board shall become aware that a Person has become an Acquiring Person.

(mm) “Subsidiary” shall mean, with respect to any Person, any corporation or other legal entity of which a majority of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such Person, or otherwise controlled by such Person.

(nn) “Substitution Period” shall have the meaning set forth in Section 11(a)(iii) hereof.

(oo) “Summary of Rights” shall mean a copy of a summary of the terms of the Rights, in substantially the form attached hereto as Exhibit C.

(pp) “Tax Benefits” shall mean the NOLs, capital loss carry-overs, general business credit carry-overs, alternative minimum tax credit carry-overs and foreign tax credit carry-overs, as well as any “net unrealized built-in loss” within the meaning of Section 382 of the Code, in each case of the Company or any direct or indirect subsidiary thereof.

(qq) “Trading Day” shall mean a day on which the principal national securities exchange or automated quotation system on which the shares of Class A Common Stock are listed or admitted to trading is open for the transaction of business.

(rr) “Treasury Regulations” shall mean final, temporary and proposed income tax regulations promulgated under the Code, including any amendments thereto.

Section 2. Appointment of Rights Agent

The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment and hereby certifies that it complies with the requirements of the New York Stock Exchange governing transfer agents and registrars. The Company may from time to time appoint such co-rights agents as it may deem necessary or desirable. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-rights agent. Prior to the appointment of a co-rights agent, the specific duties and obligations of each such co-rights agents shall be set forth in writing and delivered to the Rights Agent and the proposed co-rights agent. Any actions which may be taken by the Rights Agent pursuant to the terms of this Agreement may be taken by any such co-rights agent. To the extent that any co-rights agent takes any action pursuant to this Agreement, such co-rights agent shall be entitled to all of the rights and protections of, and subject to all of the applicable duties and obligations imposed upon, the Rights Agent pursuant to the terms of this Agreement.

Section 3. Issuance of Rights Certificates

(a) Until the Distribution Date, (i) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates representing shares of Common Stock of the Company (or, in the case of uncertificated shares of Common Stock, by the book-entry account that evidences record ownership of such shares) registered in the names of the holders thereof (which certificates, if any, shall also be deemed to be Rights Certificates) and not by separate Rights Certificates, and (ii) the right to receive Rights Certificates will be transferable only in connection with the transfer of shares of Common Stock. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested and provided with all necessary information, send) by first-class, insured, postage-prepaid mail, to each record holder of shares of Common Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Rights Certificate evidencing one Right for each share of Common Stock so held. In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11(i) hereof, at the time of distribution of the Rights Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 13 hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of the Distribution Date, the Rights will be evidenced solely by such Rights Certificates. The Company shall promptly notify the Rights Agent in writing upon the occurrence of the Distribution Date and, if such notification is given orally, the Company shall confirm the same in writing on or prior to the next succeeding Business Day. Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Date has not occurred.

(b) On the Record Date, or as soon as practicable thereafter, the Company will send or cause to be sent (and the Rights Agent will, if requested and provided with all necessary information, send) by first-class, insured, postage-prepaid mail, to each record holder of shares of Common Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a copy of a Summary of Rights. With respect to certificates for shares of Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof together with a copy of the Summary of Rights attached thereto. With respect to uncertificated shares of Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by the book-entry account that evidences record ownership of such shares in the names of the holders thereof together with a copy of the Summary of Rights maintained by the Company. Until the Distribution Date (or the Expiration Date, if earlier), the surrender for transfer of any certificate (or, in the case of uncertificated shares of Common Stock, a transfer recorded in the book-entry accounts that evidence record ownership of such shares) for shares of Common Stock outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the shares of Common Stock represented thereby.

(c) Certificates for shares of Common Stock which become outstanding (including, without limitation, reacquired shares of Common Stock referred to in the last sentence of this paragraph (c)) after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them a legend in substantially the following form:

This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between BBX Capital Corporation and American Stock Transfer & Trust Company, LLC, dated as of February 7, 2013, as it may be amended or supplemented from time to time (the “Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of BBX Capital Corporation. Under certain circumstances, as set forth in the Agreement, such Rights (as defined in the Agreement) will be evidenced by separate certificates and will no longer be evidenced by this certificate. BBX Capital Corporation will mail to the holder of this certificate a copy of the Agreement without charge after receipt of a written request therefor. As set forth in the Agreement, Rights beneficially owned by any Person (as defined in the Agreement) who becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Agreement) become null and void.

In the event that the Company purchases or acquires any shares of Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such shares of Common Stock shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the shares of Common Stock which are no longer outstanding.

Section 4. Form of Rights Certificates

The Rights Certificates (and the form of election to purchase and the form of assignment to be printed on the reverse thereof) shall each be substantially in the form attached hereto as Exhibit B, with such changes and marks of identification or designation, and such legends, summaries or endorsements printed thereon, in each case (i) as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or (ii) as may be required to (A) comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or automated quotation system on which the Rights may from time to time be listed or quoted, or (B) conform to usage. Subject to the provisions of Sections 11 and 21 hereof, the Rights Certificates, whenever distributed shall entitle the holders thereof to purchase such number of one one-hundredths of a share of Series A Preferred Stock as is set forth therein at the Purchase Price; provided, however, that the Purchase Price, the number and kind of securities issuable upon exercise of each Right and the number of Rights outstanding shall be subject to adjustment as provided in this Agreement.

Section 5. Countersignature and Registration

(a) The Rights Certificates shall be executed on behalf of the Company by, and shall be attested by, any Authorized Officer, in each case either manually or by facsimile signature, and may have affixed thereto the Company’s seal or a facsimile thereof. The Rights Certificates shall be countersigned by the Rights Agent, either manually or by facsimile signature, and shall not be valid for any purpose unless so countersigned. In case any Authorized Officer who shall have signed any of the Rights Certificates shall cease to be an Authorized Officer before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be an Authorized Officer; and any Rights Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, is an Authorized Officer, although at the date of the execution of this Agreement any such person was not an Authorized Officer.

(b) Following the Distribution Date, upon receipt by the Rights Agent of notice of the occurrence of the Distribution Date pursuant to Section 3 hereof, a shareholder list and all other relevant information reasonably requested by the Rights Agent, the Rights Agent shall keep or cause to be kept at its office or offices designated for such purposes (and at such other offices as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or any automated quotation system on which the Rights may from time to time be listed or quoted) books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each Rights Certificate and the date of each Rights Certificate.

Section 6. Transfer, Split-Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates

(a) Subject to the provisions of Section 7(d) and Section 13 hereof, at any time after the Close of Business on the Distribution Date, and prior to the Expiration Date, any Rights Certificate(s) (other than Rights Certificate(s) representing Rights that may have been exchanged pursuant to Section 23 hereof) representing exercisable Rights may be transferred, split up, combined or exchanged for another Rights Certificate(s), entitling the registered holder to purchase a like number of one one-hundredths of a share of Series A Preferred Stock (or other securities, as the case may be) as the Rights Certificate(s) surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any such Rights Certificate(s) must make such request in writing delivered to the Rights Agent, and must surrender the Rights Certificate(s) to be transferred, split up, combined or exchanged, with the forms of assignment and certificate contained therein duly executed, at the office or offices of the Rights Agent designated for such purpose. The Rights Certificates are transferable only on the registry books of the Rights Agent. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have (i) completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate, (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) and the Affiliates and Associates of such Beneficial Owner (or former Beneficial Owner) as the Company or the Rights Agent shall reasonably request and (iii) paid a sum sufficient to cover any tax or charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates. The Rights Agent shall promptly forward any such sum collected by it to the Company or to such Person or Persons as the Company shall specify by written notice. The Rights Agent shall have no duty or obligation unless and until it is satisfied that all such taxes and/or charges have been paid. Thereupon, the Rights Agent shall countersign and deliver to the

Person entitled thereto Rights Certificate(s) as so requested registered in such name or names as may be designated by the surrendering registered holder.

(b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate, if mutilated, the Company shall execute and deliver a new Rights Certificate of like tenor to the Rights Agent and the Rights Agent will countersign and deliver such new Rights Certificate to the registered holder in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights

(a) Except as otherwise provided herein, the Rights shall become exercisable on the Distribution Date, and thereafter until the Expiration Date the registered holder of any Rights Certificate may, subject to Section 11(a)(ii) and Section 23 hereof, exercise the Rights evidenced thereby in whole or in part upon surrender of the Rights Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the office or agency of the Rights Agent designated for such purpose, together with payment of the Purchase Price (including any applicable tax or charge required to be paid by the holder of such Rights Certificate) for each one one-hundredth of a share of Series A Preferred Stock (or other securities, cash or assets, as the case may be) as to which the Rights are exercised.

(b) Upon receipt of a Rights Certificate representing exercisable Rights with the form of election to purchase and the certificate properly completed and duly executed, accompanied by payment of the Purchase Price for the shares to be purchased (and an amount equal to any applicable tax or charge required to be paid) by certified check, cashier’s check, bank draft or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the shares of Series A Preferred Stock (or make available, if the Rights Agent is the transfer agent for such shares) certificates representing the total number of one one-hundredths of a share of Series A Preferred Stock to be purchased (and the Company hereby irrevocably authorizes and directs its transfer agent to comply with all such requests) or (B) if the Company shall have elected to deposit any shares of Series A Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a share of Series A Preferred Stock as are to be purchased (and the Company hereby irrevocably authorizes and directs such depositary agent to comply with all such requests), (ii) after receipt of such certificates (or depositary receipts, as the case may be) cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, (iii) when appropriate, requisition from the Company or any transfer agent therefor certificates representing the number of equivalent shares to be issued in lieu of the issuance of shares of Class A Common Stock in accordance with the provisions of Section

11(a)(iii) hereof, (iv) when appropriate, after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, (v) when appropriate, requisition from the Company the amount of cash to be paid in lieu of the issuance of fractional shares in accordance with the provisions of Section 13 hereof and (vi) when appropriate, after receipt, deliver such cash to the registered holder of such Rights Certificate.

(c) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, the Rights Agent shall prepare, execute and deliver a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised to the registered holder of such Rights Certificate or to his duly authorized assigns, subject to the provisions of Section 13 hereof.

(d) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to any purported transfer, split up, combination or exchange of any Rights Certificate pursuant to Section 6 or exercise or assignment of a Rights Certificate as set forth in this Section 7 unless the registered holder of such Rights Certificate shall have (i) duly and properly completed and signed the certificate following the form of assignment or the form of election to purchase, as applicable, set forth on the reverse side of the Rights Certificate surrendered for such transfer, split up, combination, exchange, exercise or assignment and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) thereof and of the Rights evidenced thereby and Affiliates and Associates thereof as the Company or the Rights Agent may reasonably request.

Section 8. Cancellation and Destruction of Rights Certificates

All Rights Certificates surrendered for the purpose of exercise, transfer, split-up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company other than upon the exercise thereof. The Rights Agent shall deliver all canceled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 9. Company Covenants Concerning Securities and Rights

The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Series A Preferred Stock (and, following the occurrence of an event which would establish the Distribution Date, out of its authorized and unissued shares of its Class A Common Stock and/or other securities) the number of shares of Series A Preferred Stock (and, following the occurrence of an event which would establish the Distribution Date, Class A Common Stock and/or other securities) that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 7 hereof. The Company covenants and agrees that it will take all actions as may be necessary to ensure that all shares of Series A Preferred Stock delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price and all applicable taxes and charges), be duly and validly authorized and issued and fully paid and nonassessable shares.

The Company further covenants and agrees that it will pay when due and payable any and all taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates or of any shares of Series A Preferred Stock upon the exercise of Rights. The Company shall not, however, be required to pay any tax or charge which may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts for the shares of Series A Preferred Stock in a name other than that of, the registered holder of the Rights Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates or depositary receipts for shares of Series A Preferred Stock upon the exercise of any Rights until any such tax shall have been paid (any such tax or charge being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company’s reasonable satisfaction that no such tax is due.

If the Company determines that registration under the Securities Act is required, then the Company shall use its reasonable best efforts to (i) file, as soon as practicable following the first occurrence of an event which would establish the Distribution Date and the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11(a) hereof, or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Securities Act with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the Expiration Date. The Company may temporarily suspend, for a period not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this paragraph, the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating, and notify the Rights Agent, that the exercisability of the Rights has been temporarily suspended, as well as a public announcement and notification to the Rights Agent at such time as the suspension is no longer in effect. The Company will also take such actions as may be appropriate under, or to ensure compliance with, the securities or “blue sky” laws of the various states in connection with the exercisability of the Rights. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction, unless the requisite qualification in such jurisdiction shall have been obtained, or an exemption therefrom shall be available, and until a registration statement has been declared effective. The Company will notify the Rights Agent in writing of the jurisdictions in which Rights shall not be exercisable pursuant to the preceding sentence.

Section 10. Record Date

Each Person in whose name any certificate for a number of one one-hundredths of a share of Series A Preferred Stock (or Class A Common Stock and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such shares of Series A Preferred Stock (or Class A Common Stock and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated as of, the date upon which the Rights Certificate representing such Rights was duly surrendered and payment of the Purchase Price (and all applicable taxes and charges) was made; provided, however, that if the date of such surrender and payment is a date upon which the transfer books of the Company for shares of Series A Preferred

Stock (or Class A Common Stock and/or other securities, as the case may be) are closed, such Person shall be deemed to have become the record holder of such securities on, and such certificate shall be dated as of, the next succeeding Business Day on which the transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a holder of any security of the Company with respect to shares for which the Rights are or may be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11. Adjustment of Purchase Price, Number and Kind of Securities or Number of Rights

The Purchase Price, the number of shares of Series A Preferred Stock or other securities or property purchasable upon exercise of each Right, and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a)(i) In the event the Company shall at any time after the Record Date (A) declare a dividend on the shares of Series A Preferred Stock payable in shares of Series A Preferred Stock, (B) subdivide the outstanding shares of Series A Preferred Stock, (C) combine the outstanding shares of Series A Preferred Stock into a smaller number of shares of Series A Preferred Stock or (D) issue any shares of its capital stock in a reclassification of the shares of Series A Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, as the case may be, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the transfer books of the Company for the shares of Series A Preferred Stock were open, the holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.

(ii) Subject to Section 23 of this Agreement and except as otherwise provided in this Section 11(a)(ii) and Section 11(a)(iii) below, in the event that any Person becomes an Acquiring Person, each holder of a Right shall, after the later of the occurrence of such event and the effective date of an appropriate registration statement pursuant to Section 9 hereof, have the right to receive, upon exercise thereof at a price equal to the then-current Purchase Price, in accordance with the terms of this Agreement and in lieu of shares of Series A Preferred Stock, such number of shares of Class A Common Stock as shall equal the result obtained by (x) multiplying the then-current Purchase Price by the number of one one-hundredths of a share of Series A Preferred Stock for which a Right is then exercisable and dividing that product by (y) 50% of the Current Per Share Market Price of the Class A Common Stock (determined pursuant to Section 11(d) hereof) on the date of the occurrence of such event; provided, however, that the Purchase Price (as so adjusted) and the number of shares of Class A Common Stock so receivable upon exercise of a Right shall thereafter be subject to further adjustment as appropriate in accordance with Section 11(f) hereof.

Notwithstanding anything in this Agreement to the contrary, however, from and after the time (the “invalidation time”) when any Person first becomes an Acquiring Person, any Rights that are beneficially owned by (A) any Acquiring Person (or any Affiliate or Associate of any Acquiring Person), (B) a transferee of any Acquiring Person (or any such Affiliate or Associate) who becomes a transferee after the invalidation time or (C) a transferee of any Acquiring Person (or any such Affiliate or Associate) who became a transferee prior to or concurrently with the invalidation time pursuant to either (1) a transfer from the Acquiring Person to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding, written or otherwise, regarding the transferred Rights or (2) a transfer that the Board has determined is part of a plan, arrangement or understanding, written or otherwise, which has the purpose or effect of avoiding the provisions of this paragraph, and in each case subsequent transferees of such Persons, shall be void without any further action, and any holder of such Rights shall thereafter have no rights whatsoever with respect to such Rights under any provision of this Agreement. The Company will use commercially reasonable efforts to ensure that the provisions of this Section 11(a)(ii) are complied with, but shall have no liability to any holder of Rights Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder. From and after the invalidation time, no Right Certificates shall be issued pursuant to Section 3 or Section 6 hereof that represents Rights that are or have become void pursuant to the provisions of this paragraph, and any Right Certificates delivered to the Rights Agent that represent Rights that are or have become void pursuant to the provisions of this paragraph shall be canceled.

(iii) The Company may at its option substitute for a share of Class A Common Stock issuable upon the exercise of Rights in accordance with Section 11(a)(ii) above such number or fractions of shares of Series A Preferred Stock having an aggregate current market value equal to the Current Per Share Market Price of a share of Class A Common Stock. In the event that there shall be an insufficient number of shares of Class A Common Stock authorized but unissued (and unreserved) to permit the exercise in full of the Rights in accordance with Section 11(a)(ii), the Board shall, with respect to such deficiency, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, (A) determine the excess of (x) the value of the shares of Class A Common Stock issuable upon the exercise of a Right in accordance with Section 11(a)(ii) (the “Current Value”) over (y) the then-current Purchase Price multiplied by the number of one one-hundredths of shares of Series A Preferred Stock for which a Right was exercisable immediately prior to the time that the Acquiring Person became such (such excess, the “Spread”), and (B) with respect to each Right (other than Rights which have become void pursuant to Section 11(a)(ii)), make adequate provision to substitute for the shares of Class A Common Stock issuable in accordance with Section 11(a)(ii) upon exercise of the Right and payment of the applicable Purchase Price, (1) cash, (2) a reduction in such Purchase Price, (3) shares of Series A Preferred Stock or other equity securities of the Company (including, without limitation, shares or fractions of shares of preferred stock which, by virtue of having dividend, voting and liquidation rights substantially comparable to those of the shares of Class A Common Stock, are deemed in good faith by the Board to have substantially the same value as the shares of Class A Common Stock (such shares or fractions of shares of preferred stock are hereinafter referred to as “common stock equivalents”), (4) debt securities of the Company, (5) other assets or (6) any combination of the foregoing, having a value which, when added to the value of the shares of Class A

Common Stock actually issued upon exercise of such Right, shall have an aggregate value equal to the Current Value (less the amount of any reduction in such Purchase Price), where such aggregate value has been determined by the Board (upon the advice of a nationally recognized investment banking firm selected by the Board in good faith); provided, however, that if the Company shall not make adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the date that the Acquiring Person became such (the “Section 11(a)(ii) Trigger Date”), then the Company shall be obligated to deliver, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Class A Common Stock (to the extent available), and then, if necessary, such number or fractions of shares of Series A Preferred Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If within the thirty (30) day period referred to above, the Board shall determine in good faith that it is likely that sufficient additional shares of Class A Common Stock could be authorized for issuance upon exercise in full of the Rights, then, if the Board so elects, such thirty (30) day period may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek shareholder approval for the authorization of such additional shares (such thirty (30) day period, as it may be extended, is hereinafter called the “Substitution Period”). To the extent that the Company determines that some action need be taken pursuant to the second and/or third sentence of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 11(a)(ii) hereof and the last sentence of this Section 11(a)(iii) hereof, that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such second sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect.

(b) If the Company fixes a record date for the issuance of rights, options or warrants to all holders of shares of Series A Preferred Stock entitling them (for a period expiring within forty-five (45) calendar days after such record date) to subscribe for or purchase shares of Series A Preferred Stock (or securities having equivalent rights, privileges and preferences as the shares of Series A Preferred Stock (for purposes of this Section 11(b), “Equivalent Preferred Stock”)) or securities convertible into shares of Series A Preferred Stock or Equivalent Preferred Stock at a price per share of Series A Preferred Stock or Equivalent Preferred Stock (or having a conversion price per share, if a security convertible into shares of Series A Preferred Stock or Equivalent Preferred Stock) less than the Current Per Share Market Price of the shares of Series A Preferred Stock (determined pursuant to Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which is the number of shares of Series A Preferred Stock outstanding on such record date plus the number of shares of Series A Preferred Stock which the aggregate offering price of the total number of shares of Series A Preferred Stock and/or Equivalent Preferred Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Per Share Market Price and the denominator of which is the number of shares of Series A Preferred Stock outstanding on such record date plus the number of additional shares of Series A Preferred Stock and/or Equivalent Preferred Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock issuable upon exercise of one Right. In the event such subscription price is paid in a consideration part or all of which is in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a written statement filed with the Rights Agent. Shares of Series A Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c) If the Company fixes a record date for the making of a distribution to all holders of shares of Series A Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a regular periodic cash dividend), assets, stock (other than a dividend payable in shares of Series A Preferred Stock) or subscription rights, options or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which is the Current Per Share Market Price of the shares of Series A Preferred Stock (as determined pursuant to Section 11(d)) on such record date or, if earlier, the date on which shares of Series A Preferred Stock begin to trade on an ex-dividend or when issued basis for such distribution, less the fair market value (as determined in good faith by the Board, whose determination shall be described in a written statement filed with the Rights Agent) of the portion of the evidences of indebtedness, cash, assets or stock to be so distributed or of such subscription rights, options or warrants applicable to one share of Series A Preferred Stock, and the denominator of which is such Current Per Share Market Price of the shares of Series A Preferred Stock; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock issuable upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(d)(i) For the purpose of any computation hereunder, the “Current Per Share Market Price” of any security (a “Security” for purposes of this Section 11(d)(i) only) on any date shall be deemed to be the average of the daily closing prices of a share of such Security for the thirty (30) consecutive Trading Days immediately prior to, but not including, such date; provided, however, that in the event that the Current Per Share Market Price of the Security is determined during a period following the announcement of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares (other than the Rights) or (B) any subdivision, combination or reclassification of such Security, and prior to the expiration of thirty (30) Trading Days after, but not including, the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the Current Per Share Market Price shall be appropriately adjusted to take into account ex-dividend trading or to reflect the current per share market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York

Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by Nasdaq or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker selected by the Board making a market in the Security. If the Security is not publicly held or not so listed or traded, or is not the subject of available bid and asked quotes, the Current Per Share Market Price of such Security shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a written statement filed with the Rights Agent.

(ii) For the purpose of any computation hereunder, the “Current Per Share Market Price” of shares of the Series A Preferred Stock shall be determined in accordance with the method set forth above in Section 11(d)(i) other than the last sentence thereof. If the Current Per Share Market Price of Series A Preferred Stock cannot be determined in the manner provided above, it shall be conclusively deemed to be an amount equal to the current per share market price of the shares of Class A Common Stock multiplied by one hundred (as such number may be appropriately adjusted to reflect events such as stock splits, stock dividends, recapitalizations or similar transactions relating to the shares of Class A Common Stock occurring after the date of this Agreement). If neither the Class A Common Stock nor the Series A Preferred Stock are publicly held or so listed or traded, or the subject of available bid and asked quotes, “Current Per Share Market Price” of the Series A Preferred Stock shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a written statement filed with the Rights Agent. For all purposes of this Agreement, the Current Per Share Market Price of one one-hundredth of a share of Series A Preferred Stock will be equal to the Current Per Share Market Price of one share of Series A Preferred Stock divided by one hundred.

(e) Except as set forth below, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-millionth of a share of Series A Preferred Stock or one one-hundredth of a share of Class A Common Stock or other security. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three (3) years from the date of the transaction which requires such adjustment and (ii) the Expiration Date.

(f) If as a result of an adjustment made pursuant to Section 11(a), the holder of any Right thereafter exercised becomes entitled to receive any securities of the Company other than shares of Series A Preferred Stock, the number and/or kind of such other securities so receivable upon exercise of any Right (and/or the Purchase Price in respect thereof) shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Series A Preferred Stock (and the Purchase Price in respect thereof) contained in this Section 11, and the provisions of Sections 7, 9, 10 and 13 with respect to the shares of Series A Preferred Stock (and the Purchase Price in respect thereof) shall apply on like terms to any such other securities (and the Purchase Price in respect thereof).

(g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a share of Series A Preferred Stock issuable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h) Unless the Company has exercised its election as provided in Section 11(i) below, upon each adjustment of the Purchase Price pursuant to Section 11(b) or (c), each Right outstanding immediately prior to the making of such adjustment shall evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a share of Series A Preferred Stock (calculated to the nearest one one-millionth of a share of Series A Preferred Stock) obtained by (i) multiplying (x) the number of one one-hundredths of a share of Series A Preferred Stock issuable upon exercise of a Right immediately prior to such adjustment of the Purchase Price by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i) The Company may elect, on or after the date of any adjustment of the Purchase Price, to adjust the number of Rights in substitution for any adjustment in the number of one one-hundredths of a share of Series A Preferred Stock issuable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a share of Series A Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one hundred-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. The Company shall also, as promptly as practicable, notify the Rights Agent in writing of same and give the Rights Agent a copy of such announcement. Such record date may be the date on which the Purchase Price is adjusted or any day thereafter, but if the Rights Certificates have been issued, such record date shall be at least ten (10) calendar days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to the provisions of Section 13, the additional Rights to which such holders are entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof if required by the Company, new Rights Certificates evidencing all the Rights to which such holders are entitled after such adjustment. Rights Certificates so distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price), and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

(j) Without respect to any adjustment or change in the Purchase Price and/or the number and/or kind of securities issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number and kind of securities which were expressed in the initial Rights Certificates issued hereunder.

(k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-hundredth of the then par value, if any, of the shares of Series A Preferred Stock or below the then par value, if any, of any other securities of the Company issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Series A Preferred Stock or such other securities, as the case may be, at such adjusted Purchase Price.

(l) In any case in which this Section 11 otherwise requires that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of one one-hundredths of a share of Series A Preferred Stock or other securities of the Company, if any, issuable upon such exercise over and above the number of one one-hundredths of a share of Series A Preferred Stock or other securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company delivers to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares of Series A Preferred Stock or other securities upon the occurrence of the event requiring such adjustment.

(m) Notwithstanding anything in this Agreement to the contrary, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that the Board, in its good faith judgment, determines to be necessary or advisable in order that any (i) consolidation or subdivision of the shares of Series A Preferred Stock, (ii) issuance wholly for cash of shares of Series A Preferred Stock at less than the Current Per Share Market Price therefor, (iii) issuance wholly for cash of shares of Series A Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of Series A Preferred Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11, in each case hereafter made by the Company to holders of its shares of Series A Preferred Stock is not taxable to such shareholders.

(n) Notwithstanding anything in this Agreement to the contrary, in the event that the Company at any time after the Record Date and prior to the Distribution Date (i) pays a dividend on the outstanding shares of Class A Common Stock or Class B Common Stock payable in shares of such stock, (ii) subdivides the outstanding shares of Class A Common Stock or Class B Common Stock, (iii) combines the outstanding shares of Class A Common Stock or Class B Common Stock into a smaller number of shares of such stock or (iv) issues any shares of its capital stock in a reclassification of the outstanding shares of Class A Common Stock or Class B Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), the number of Rights associated with each share of Class A Common Stock and/or Class B Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Class A Common Stock and/or Class B Common Stock following any such event equals the result obtained by multiplying the number of Rights associated with each share of Class A Common Stock or Class B Common Stock, as applicable, immediately prior to such event by a fraction the numerator of which is the total number of shares of Class A Common Stock or Class B Common Stock, as applicable, outstanding immediately prior to the occurrence of the event and the denominator of which is the total number of shares of Class A Common Stock or Class B Common Stock, as the case may be, outstanding immediately following the occurrence of such event. The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is paid or such a subdivision, combination or reclassification is effected.

Section 12. Certificate of Adjusted Purchase Price or Number of Shares

Whenever an adjustment is made or any event affecting the Rights or their exercisability (including, without limitation, an event which causes Rights to become null and void) occurs as provided in Section 11, the Company shall promptly (a) prepare a certificate setting forth such adjustment and a brief statement of the facts and calculations accounting for such adjustment or describing such event, (b) file with the Rights Agent, and with each transfer agent for the shares of Series A Preferred Stock and Class A Common Stock, a copy of such certificate, and (c) mail a brief summary thereof to each holder of a Rights Certificate. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate; provided, however, that the Rights Agent will not be entitled to such protection in the event of actions or omissions performed by or on behalf of the Rights Agents in bad faith or with willful misconduct.

Section 13. Fractional Rights and Fractional Shares

(a) The Company shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, the Company shall pay to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of one Right. For purposes of this Section 13(a), the current market value of one Right is the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any Trading Day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the Nasdaq or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker selected by the Board making a market in the Rights. If the Rights are not publicly held or are not so listed or traded, or are not the subject of available bid and asked quotes, the current market value of one Right shall mean the fair value thereof as determined in good faith by the Board, whose determination shall be described in a written statement filed with the Rights Agent.

(b) The Company shall not be required to issue fractions of shares of Series A Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share of Series A Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Series A Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share of Series A Preferred Stock). Fractions of Series A Preferred Stock in integral multiples of one one-hundredth of a share of Series A Preferred Stock may, in the sole discretion of the Company, be evidenced by depositary receipts pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement provides that the holders of such depositary receipts have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Series A Preferred Stock represented by such depositary receipts. In lieu of fractional shares of Series A Preferred Stock that are not integral multiples of one one-hundredth of a share of Series A Preferred Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one-hundredth of a share of Series A Preferred Stock. For purposes of this Section 13(b), the current market value of one one-hundredth of a share of Series A Preferred Stock shall be one one-hundredth of the closing price of a share of Series A Preferred Stock (as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

(c) Following the occurrence of any Person becoming an Acquiring Person, the Company shall not be required to issue fractions of shares of Class A Common Stock upon exercise or exchange of the Rights or to distribute certificates which evidence fractional shares of Class A Common Stock. In lieu of issuing any such fractional securities, the Company may pay to any Person to whom or which such fractional securities would otherwise be issuable an amount in cash equal to the same fraction of the current market value of one such security. For purposes of this Section 13(c), the current market value of one share of Class A Common Stock or other security issuable upon the exercise or exchange of Rights shall be the closing price thereof (as determined pursuant to Section 11(d)(i) hereof) on the Trading Day immediately prior to the date of such exercise or exchange.

(d) The holder of a Right, by the acceptance of the Rights, expressly waives such holder’s right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 13.

Section 14. Rights of Action

(a) All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent hereunder, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of shares of Common Stock). Any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the shares of Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the shares of Common Stock), may, in such holder’s own behalf and for such holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder’s right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

(b) Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, judgment, decree or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation, or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however that the Company shall use commercially reasonable efforts to have any such injunction, order, judgment, decree or ruling lifted or otherwise overturned as soon as possible.

Section 15. Agreement of Rights Holders

By acceptance of the Rights, each holder thereof consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a) prior to the Distribution Date, the Rights shall be transferable only in connection with the transfer of shares of Common Stock;

(b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purposes, duly endorsed and accompanied by a properly executed instrument of transfer with the appropriate forms and certificates fully executed;

(c) the Company and the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Stock share certificate, if any) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock share certificate, if any, made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

(d) such holder expressly waives any right to receive any fractional Rights and any fractional securities upon exercise or exchange of a Right, except as otherwise provided in Section 13.

Section 16. Rights Certificate Holder Not Deemed a Shareholder

No holder of any Rights Certificate, by means of such possession, shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of one one-hundredths of a share of Series A Preferred Stock or any other security of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, by means of such possession, any of the rights of a shareholder of the Company, including any right to vote on any matter submitted to shareholders at any meeting thereof, including the election of directors, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 24 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate have been exercised in accordance with the provisions of this Agreement.

Section 17. Concerning the Rights Agent

(a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder, and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other reasonable disbursements incurred in the preparation, administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, cost or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction), for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement and the performance of its duties and responsibilities and the exercise of its rights hereunder, including the reasonable costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly (except upon such a final, non-appealable order, judgment, decree or ruling of gross negligence, bad faith or willful misconduct). The reasonable costs and expenses of enforcing this right of indemnification will also be paid by the Company (subject to reimbursement in connection with a determination by a final, non-appealable order, judgment, decree or ruling of gross negligence, bad faith or willful misconduct). The provisions of this Section 17 shall survive the exercise, exchange, redemption or expiration of the Rights, the resignation, replacement or removal of the Rights Agent (other than as a result of the Rights Agent’s breach of this Agreement) and the termination of this Agreement.

(b) The Rights Agent may conclusively rely on, and will be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its acceptance or administration of this Agreement and the exercise and performance of its duties and responsibilities and the exercise of its rights hereunder in reliance upon, any Rights Certificate or certificate evidencing shares of Series A Preferred Stock, Class A Common Stock, Class B Common Stock or other securities of the Company, or any instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document reasonably believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 19.

(c) Notwithstanding anything in this Agreement to the contrary, in no event will the Rights Agent be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited, to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 18. Merger, Consolidation or Change of Name of Rights Agent

(a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent is a party, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 20 hereof. If at the time such successor Rights Agent shall succeed to the agency created by this Agreement any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and if at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

(b) If at any time the name of the Rights Agent changes and at such time any of the Rights Certificates have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and if at that time any of the Rights Certificates have not been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior or new name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

Section 19. Duties of Rights Agent

The Rights Agent undertakes to perform the duties and obligations expressly imposed by this Agreement (and no implied duties) upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

(a) The Rights Agent may consult with competent legal counsel (who may be legal counsel for the Company), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent, and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it in accordance with the content of such advice or opinion.

(b) Whenever in the performance of its duties under this Agreement, the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of the Current Per Share Market Price) be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof is herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any Authorized Officer and delivered to the Rights Agent; and such certificate, pursuant to its terms, shall be full and complete authorization and protection to the Rights Agent for any action taken or suffered by it under the provisions of this Agreement in reliance upon such certificate.

(c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction).

(d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e) The Rights Agent will have no liability in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Sections 11, 12, 22 or 23 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment); nor shall it, by any act hereunder, be deemed to make any representation or warranty as to the authorization or reservation of any shares of Class A Common Stock or Series A Preferred Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Class A Common Stock or Series A Preferred Stock shall, when so issued, be validly authorized and issued, fully paid and nonassessable.

(f) The Company agrees that it shall perform, execute, acknowledge and deliver, or cause to be performed, executed, acknowledged and delivered, all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties and the exercise of the rights hereunder from any Authorized Officer and to apply to all Authorized Officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such Authorized Officer or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five (5) Business Days after the date any

Authorized Officer actually receives such application, unless any such Authorized Officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

(h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers or employees) or by or through its attorneys or agents; provided the Rights Agent shall be liable and responsible for any action taken, or omission of, its attorneys or agents to the same extent as if the Rights Agent took the action, or omitted from taking the applicable action, directly and the Rights Agent would be liable or responsible therefor pursuant to the terms hereof.

(j) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has not been completed to certify the holder is not an Acquiring Person (or an Affiliate or Associate thereof) or a transferee thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with and obtaining the approval of the Company.

(k) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(l) The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take any action in connection therewith, unless and until it has received such notice in writing.

(m) The provisions of this Section 19 shall survive the exercise, exchange, redemption or expiration of the Rights, the resignation, replacement or removal of the Rights Agent and the termination of this Agreement.

Section 20. Change of Rights Agent

The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days’ written notice mailed to the Company, and to each transfer agent of the shares of Class A Common Stock and Series A Preferred Stock known to the Rights Agent, respectively, by registered or certified mail, and to the registered holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days’ written notice mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the shares of Class A Common Stock and Series A Preferred Stock, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall, in its sole discretion, appoint a successor Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent, then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a successor Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a legal business entity organized and doing business under the laws of the United States or any state of the United States, in good standing, which is authorized under such laws to exercise corporate trust, stock transfer or shareholder services powers and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an Affiliate of a legal business entity described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the shares of Class A Common Stock and Series A Preferred Stock and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 20, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 21. Issuance of New Rights Certificates

Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, in its good faith judgment, the Board determines that the issuance of such Rights Certificate could have a material adverse tax consequence to the Company or to the Person to whom or which such Rights Certificate otherwise would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

Section 22. Redemption

(a) The Board may, at any time prior to the Distribution Date, redeem all but not less than all of the then-outstanding Rights at the Redemption Price. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board, in its sole discretion, may establish. The Company may, at its option, pay the Redemption Price in cash, securities or any other form of consideration deemed appropriate by the Board.

(b) Immediately upon the effectiveness of the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights shall terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held without interest thereon. Promptly after the effectiveness of the redemption of the Rights, the Company shall give public notice of such redemption to the Rights Agent and the holders of the then-outstanding Rights by mailing such notice to all such holders at each holder’s last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agents for the shares of Common Stock; provided, however, that the failure to give, or any defect in, any such notice will not affect the validity of the redemption of the Rights. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption shall state the method by which the payment of the Redemption Price shall be made.

Section 23. Exchange

(a) The Board may, at its option, at any time after any Person first becomes an Acquiring Person, exchange all or part of the then-outstanding and exercisable Rights (which shall not include Rights that have not become effective or that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for shares of Class A Common Stock at an exchange ratio of one share of Class A Common Stock (or one one-hundredth of a share of Series A Preferred Stock) per Right, appropriately adjusted to reflect any adjustment made pursuant to the terms of this Agreement (such amount per Right being hereinafter referred to as the “Exchange Ratio”). The exchange of the Rights by the Board may be made effective at such time, on such basis and with such conditions as the Board, in its sole discretion, may establish.

(b) Immediately upon the effectiveness of the action of the Board ordering the exchange of any Rights pursuant to Section 23(a) and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Class A Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company shall promptly mail a notice of any such exchange to all holders of the Rights so exchanged at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Class A Common Stock for Rights shall be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

(c) The Company may at its option substitute and, in the event that there shall not be sufficient shares of Class A Common Stock issued but not outstanding or authorized but unissued (and unreserved) to permit an exchange of Rights as contemplated in accordance with this Section 23, the Company shall substitute to the extent of such insufficiency, for each share of Class A Common Stock that would otherwise be issuable upon exchange of a Right, a number of shares of Series A Preferred

Stock (or Equivalent Preferred Stock) or fraction thereof, such that the Current Per Share Market Price of one share of Series A Preferred Stock (or Equivalent Preferred Stock) multiplied by such number or fraction is equal to the Current Per Share Market Price of Class A Common Stock as of the date of such exchange.

Section 24. Notice of Certain Events

(a) If the Company proposes to (i) pay any dividend payable in stock of any class to the holders of shares of Series A Preferred Stock or to make any other distribution to the holders of shares of Series A Preferred Stock (other than a regular periodic cash dividend), (ii) offer to the holders of shares of Series A Preferred Stock rights, options, warrants or any similar instrument to subscribe for or to purchase any additional shares of Series A Preferred Stock or shares of stock of any class or any other securities, rights or options, (iii) effect any reclassification of the Series A Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Series A Preferred Stock), (iv) effect any consolidation or merger into or with any other Person, (v) effect the liquidation, dissolution or winding up of the Company or (vi) on or after the Distribution Date, (A) declare or pay any dividend on the shares of Class A Common Stock or Class B Common Stock payable in shares of such stock or (B) effect a subdivision, combination or reclassification of the Class A Common Stock or Class B Common Stock, as the case may be, then, in each such case, the Company shall give to the Rights Agent and, to the extent possible, to each holder of a Rights Certificate, in accordance with Section 25 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution or offering of rights, warrants, options or any similar instrument or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Series A Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least ten (10) days prior to the record date for determining holders of the shares of Class A Common Stock, Class B Common Stock, and/or Series A Preferred Stock for purposes of such action, and in the case of any such other action covered by clause (i) or (ii) above at least ten (10) days prior to the date of such proposed action or the date of participation therein by the holders of the shares of Series A Preferred Stock, whichever is earlier.

(b) As soon as practicable after a Stock Acquisition Date, if any, the Company shall give to the Rights Agent and each holder of a Rights Certificate, to the extent feasible and in accordance with Section 25 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights.

Section 25. Notices

(a) Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made (a) immediately, if made by personal delivery to the party to be notified, (b) on the fifth day after it is sent by first-class mail, postage prepaid or (c) on the next Business Day after it is sent by nationally recognized overnight courier, all addressed (until another address is filed in writing by the Company with the Rights Agent) as follows:

BBX Capital Corporation

401 East Las Olas Blvd., Suite 800

Fort Lauderdale, FL 33301

Attention; Alan B. Levan, Chairman and Chief Executive Officer

With a copy to:

Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.

150 West Flagler Street, Suite 2200

Miami, FL 33130

Attention: Alison W. Miller, Esq.

(b) Subject to the provisions of Section 20, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made (a) immediately, if made by personal delivery to the party to be notified, (b) on the fifth day after it is sent by first-class mail, postage prepaid or (c) on the next Business Day after it is sent by nationally recognized overnight courier, all addressed (until another address is filed in writing by the Rights Agent with the Company) as follows:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, New York 11219

Attention: Corporate Trust Department

With a copy to:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, New York 11219

Attention: General Counsel

(c) Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, prior to the Distribution Date, registered holders of shares of Class A Common Stock or Class B Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

Section 26. Supplements and Amendments

Prior to the Distribution Date, the Company may in its sole and absolute discretion, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement in any respect without the approval of any holders of Rights, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent. From and after the time at which the Rights cease to be redeemable pursuant to Section 22, the Company may and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, (iii) to shorten or lengthen any time period hereunder or (iv) to amend or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable; provided, however, that no such supplement or amendment shall adversely affect the interests of the holders of Rights (other than an Acquiring Person or any Affiliate or Associate of an Acquiring Person), and no such amendment may cause the Rights again to become redeemable or cause this Rights Agreement again to become amendable other than in accordance with this sentence. Upon the delivery of a certificate from an Authorized Officer which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything herein to the contrary, the Rights Agent shall not be obligated to enter into any supplement or amendment that affects the Rights Agent’s own rights, duties, obligations or immunities under this Agreement.

Section 27. Successors

All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 28. Determinations and Actions by the Board

(a) For all purposes of this Agreement, any calculation of the number of shares of any class of the Company’s capital stock outstanding at any particular time, including for purposes of determining the particular percentage of the outstanding shares of Class A Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) under the Exchange Act or the provisions of Section 382 of the Code or any successor or replacement provision.

(b) The Board shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations and calculations deemed necessary or advisable for the administration of this Agreement (including, without limitation, a determination to redeem or not to redeem the Rights or amend this Agreement).

(c) All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties and (y) not subject the Board, or any of the directors on the Board, to any liability to any person, including, without limitation, the Rights Agent and the holders of the Rights. Unless otherwise notified, the Rights Agent shall always be entitled to assume that the Board acted in good faith, and the Rights Agent shall be fully protected and shall incur no liability in reliance thereon.

Section 29. Benefits of this Agreement

Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of shares of Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of shares of Common Stock).

Section 30. Severability

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that nothing contained in this Section 30 will affect the ability of the Company under the provisions of Section 26 to supplement or amend this Agreement to replace such invalid, void or unenforceable term, provision, covenant or restriction with a legal, valid and enforceable term, provision, covenant or restriction.

Section 31. Governing Law

This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Florida and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts made and to be performed entirely within such state.

Section 32. Counterparts

This Agreement may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 33. Descriptive Headings; Interpretation

Descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by its authorized representatives as of the day and year first above written.

BBX CAPITAL CORPORATION

/s/ Alan B. Levan
Name: Alan B. Levan Title: Chairman and Chief Executive Officer
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

/s/ Michael A. Nespoli
Name: Michael A. Nespoli Title: Senior Vice President

EXHIBIT A

FORM OF

ARTICLES OF AMENDMENT

TO THE

RESTATED ARTICLES OF INCORPORATION

OF

BBX CAPITAL CORPORATION

The Restated Articles of Incorporation, as amended, of BBX CAPITAL CORPORATION, a Florida corporation (the “Corporation”), are hereby amended pursuant to the provisions of Section 607.0602 of the Florida Business Corporation Act, and such amendment is set forth as follows:

FIRST: Article III of the Restated Articles of Incorporation, as amended, of the Corporation is hereby amended to add the following language at the end of such article:

C. Series A Junior Participating Preferred Stock. The Board of Directors hereby authorizes and creates a new series of preferred stock, par value $0.01 per share, of the Corporation. The designation and number of shares and the relative rights, preferences and limitations of the shares of such new series of preferred stock of the Corporation are as follows:

1. Designation and Amount. The shares of such series will be designated as Series A Junior Participating Preferred Stock (the “Series A Preferred”) and the number of shares constituting the Series A Preferred is One Million (1,000,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease will reduce the number of shares of Series A Preferred to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation and convertible into Series A Preferred.

2. Dividends and Distributions.

(a) Subject to the rights of the holders of any shares of any series of preferred stock ranking prior to the Series A Preferred with respect to dividends, the holders of shares of Series A Preferred, in preference to the holders of the Common Stock and any other stock of the Corporation ranking junior to the Series A Preferred (collectively, the “Junior Stock”), will be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, dividends payable in cash (except as otherwise provided below) on such dates as are from time to time established for the payment of dividends on the Common Stock (each such date being referred to herein as a “Dividend Payment Date”), commencing on the first Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred (the “First Dividend Payment Date”), in an amount per share (rounded to the nearest cent) equal to, subject to the provision for adjustment hereinafter set forth, the greater of (i) $1 and (ii) one hundred (100) times the aggregate per share amount of all cash dividends, and one hundred (100) times the aggregate per share amount (payable in kind) of all non-cash dividends, other than a dividend payable in shares of Class A Common Stock or Class B Common Stock, as the case may be, or a subdivision of the outstanding shares of Class A Common Stock or Class B Common Stock, as the case may be (by reclassification or otherwise), declared on the Class A Common Stock and/or Class B Common Stock since the immediately preceding Dividend Payment Date or, with respect to the First Dividend Payment Date, since the issuance of a share or fraction of a share of Series A Preferred. In the event that the Corporation at any time (i) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding shares of Common Stock, (iii) combines the outstanding shares of Common Stock into a smaller number of shares or (iv) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation), then, in each such case, the amount to which holders of shares of Series A Preferred would otherwise be entitled immediately prior to such event will be correspondingly adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such event.

(b) The Corporation will declare a dividend on the Series A Preferred as provided in paragraph (a) of this Section 2 immediately after it declares a dividend on the Class A Common Stock and/or Class B Common Stock (other than a dividend payable in shares of Common Stock). Each such dividend on the Series A Preferred will be payable immediately prior to the time at which the related dividend on the Class A Common Stock and/or Class B Common Stock is payable.

(c) Dividends will accrue, and be cumulative, on outstanding shares of Series A Preferred from the Dividend Payment Date immediately preceding the date of issue of such shares, unless (i) the date of issue of such shares is prior to the record date for the First Dividend Payment Date, in which case dividends on such shares will accrue from the date of the first issuance of a share of Series A Preferred or (ii) the date of issue is a Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred entitled to receive a dividend and before such Dividend Payment Date, in either of which events such dividends will accrue, and be cumulative, from such Dividend Payment Date. Accrued but unpaid dividends will cumulate from the applicable Dividend Payment Date but will not bear interest. Dividends paid on the shares of Series A Preferred in an amount less than the total amount of such dividends at the time accrued and payable on such shares will be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred entitled to receive payment of a dividend or distribution declared thereon, which record date will be not more than sixty (60) calendar days prior to the date fixed for the payment thereof.

3. Voting Rights. The holders of shares of Series A Preferred shall have the following voting rights:

(a) Subject to the provision for adjustment hereinafter set forth and except as otherwise provided herein, in the Articles of Incorporation or in any amendment hereto or thereto, or as otherwise required by law, each share of Series A Preferred shall entitle the holder thereof to one hundred (100) votes on all matters upon which the holders of the Common Stock are entitled to vote. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such event. For purposes of Section A.1, Voting, of Article III, including, without limitation, paragraphs (i) and (ii) thereof, until the occurrence of a Trigger Event, the Class A Common Stock and Series A Preferred shall collectively possess in the aggregate 53% of the total voting power of the Common Stock, and the number of outstanding shares of Series A Preferred multiplied by a factor of 100 shall be added to the number of outstanding shares of Class A Common Stock for purposes of determining the number of votes to which the holders of Class B Common Stock shall be entitled with respect to each share of Class B Common Stock that they hold (and in no event shall anything contained in this paragraph or any other provision or paragraph hereof be deemed to increase the collective voting power of the Class A Common Stock and Series A Preferred above 53% of the total voting power of the Common Stock prior to the occurrence of a Trigger Event).

(b) Except as otherwise provided herein, in the Articles of Incorporation or in any amendment to the Articles of Incorporation creating a series of preferred stock or any similar stock or as otherwise required by law, the holders of shares of Series A Preferred and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

(c) Except as otherwise provided herein, in the Articles of Incorporation or in any amendment to the Articles of Incorporation, or as otherwise required by law, holders of Series A Preferred shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

4. Restrictions.

(a) Whenever dividends or distributions payable on the Series A Preferred are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred outstanding have been paid in full, the Corporation will not:

(i) Declare or pay dividends, or make any other distributions, on any shares of Junior Stock;

(ii) Declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the shares of Series A Preferred (such stock, the “Parity Stock”), except dividends paid ratably on the shares of Series A Preferred and all such Parity Stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) Redeem, purchase or otherwise acquire for consideration shares of any Junior Stock; provided, however, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such Junior Stock in exchange for shares of any other Junior Stock; or

(iv) Redeem, purchase or otherwise acquire for consideration any shares of Series A Preferred, or any shares of Parity Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, may determine in good faith will result in fair and equitable treatment among the respective series or classes.

(b) The Corporation will not permit any majority-owned subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

5. Reacquired Shares. Any shares of Series A Preferred purchased or otherwise acquired by the Corporation in any manner whatsoever will be retired and canceled promptly after the acquisition thereof. All such shares will upon their cancellation become authorized but unissued shares of preferred stock and may be reissued as part of any existing, including Series A Preferred, or new series of preferred stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation or in any Amendment to the Articles of Incorporation creating a series of preferred stock or any similar stock or as otherwise required by law.

6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution will be made (a) to the holders of shares of Junior Stock unless, prior thereto, the holders of shares of Series A Preferred have received an amount equal to accrued and unpaid dividends and distributions thereon to the date of such payment; provided, however, that the holders of shares of Series A Preferred will be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to the greater of (i) $100 and (ii) one hundred (100) times the payment made per share of Common Stock or (b) to the holders of shares of Parity Stock, except distributions made ratably on the shares of Series A Preferred and all such Parity Stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation at any time (i) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding shares of Common Stock, (iii) combines the outstanding shares of Common Stock into a smaller number of shares or (iv) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation), then, in each such case and regardless of whether any shares of Series A Preferred are then issued or outstanding, the aggregate amount to which each holder of shares of Series A Preferred would otherwise be entitled immediately prior to such event will be correspondingly adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such event.

7. Consolidation, Merger, Etc. In the event that the Corporation enters into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then, in each such case, each outstanding share of Series A Preferred will at the same time be similarly exchanged for or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to one hundred (100) times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation at any time (a) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (b) subdivides the outstanding shares of Common Stock, (c) combines the outstanding shares of Common Stock into a smaller number of shares or (d) issues any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation), then, in each such case and regardless of whether any shares of Series A Preferred are then issued or outstanding, the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred will be correspondingly adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such event.

8. No Redemption. The shares of Series A Preferred are not redeemable.

9. Rank. The Series A Preferred ranks, with respect to the payment of dividends and the distribution of assets, junior to all other series of the Corporation’s preferred stock, unless the terms of such series provide otherwise.

10. Fractional Shares. Series A Preferred may be issued in fractions of a share that shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred.

11. Amendment. The Articles of Incorporation shall not be amended in any manner which would materially and adversely alter or change the powers, preferences or special rights of the Series A Preferred without the affirmative vote of the holders of at least a majority of the outstanding shares of Series A Preferred, voting together as a single class.

EXHIBIT B

FORM OF RIGHTS CERTIFICATE

Certificate No. R-	Rights

NOT EXERCISABLE AFTER FEBRUARY 7, 2023, OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS OR THE RIGHTS ARE EARLIER TERMINATED IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THE RIGHTS AGREEMENT (AS HEREINAFTER DEFINED). THE RIGHTS ARE SUBJECT TO REDEMPTION, EXCHANGE AND TERMINATION ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.

RIGHTS CERTIFICATE

BBX CAPITAL CORPORATION

This certifies that                                              , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions, and conditions of the Rights Agreement (the “Rights Agreement”), by and between BBX Capital Corporation, a Florida corporation (the “Company”), and American Stock Transfer & Trust Company, LLC (the “Rights Agent”), dated as of February 7, 2013, to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m. (New York time) on the Expiration Date (as such term is defined in the Rights Agreement) at the office or offices of the Rights Agent designated for such purpose, one one-hundredth of a fully paid nonassessable share of Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company (the “Series A Preferred Stock”), at a purchase price of $25.00 per one one-hundredth of a share of Series A Preferred Stock (the “Purchase Price”), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. If this Rights Certificate is exercised in part, the holder will be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised. The number of Rights evidenced by this Rights Certificate (and the number of one one-hundredths of a share of Series A Preferred Stock which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of the date of the Rights Agreement, based on the shares of Series A Preferred Stock as constituted at such date. As provided in the Rights Agreement, the Purchase Price and/or the number and/or kind of securities of the Company which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to adjustment upon the occurrence of certain events. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Rights Agreement.

This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are incorporated by reference herein and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations, obligations, duties and immunities of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations include the temporary suspension of the exercisability of the Rights under the circumstances specified in the Rights Agreement. Copies of the Rights Agreement are

on file at the principal executive offices of the Company and can be obtained from the Company without charge upon written request therefor.

Pursuant to the Rights Agreement, from and after the occurrence of any Person becoming an Acquiring Person, any Rights that are Beneficially Owned by (i) any Acquiring Person (or any Affiliate or Associate of any Acquiring Person), (ii) a transferee of any Acquiring Person (or any such Affiliate or Associate) who becomes a transferee after the occurrence of any Person becoming an Acquiring Person or (iii) a transferee of any Acquiring Person (or any such Affiliate or Associate) who became a transferee prior to or concurrently with any Person becoming an Acquiring Person pursuant to either (a) a transfer from an Acquiring Person to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding regarding the transferred Rights or (b) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has the purpose or effect of avoiding certain provisions of the Rights Agreement, and in each case subsequent transferees of any of such Persons, will be void without any further action, and any holder of such Rights will thereafter have no rights whatsoever with respect to such Rights under any provision of the Rights Agreement. From and after the occurrence of any Person becoming an Acquiring Person, no Rights Certificate will be issued that represents Rights that are or have become void pursuant to the provisions of the Rights Agreement, and any Rights Certificate delivered to the Rights Agent that represents Rights that are or have become void pursuant to the provisions of the Rights Agreement will be canceled.

This Rights Certificate, with or without other Rights Certificates, may be exchanged for another Rights Certificate or Rights Certificates entitling the holder to purchase a like number of one one-hundredths of a share of Series A Preferred Stock (or other securities, as the case may be) as the Rights Certificate or Rights Certificates surrendered entitled such holder (or former holder in the case of a transfer) to purchase, upon presentation and surrender hereof at the office or offices of the Rights Agent designated for such purpose, with the Form of Assignment (if appropriate) and the related Certification duly executed.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $0.0001 per Right or may be exchanged in whole or in part. Further, subject to the provisions of the Rights Agreement, the Rights may be terminated prior to February 7, 2023 or the earlier redemption or exchange of the Rights. The Rights Agreement may be supplemented and amended by the Company, as provided therein.

The Company is not required to issue fractions of shares of Series A Preferred Stock (other than fractions which are integral multiples of one one-hundredths of a share of Series A Preferred Stock, which may, at the option of the Company, be evidenced by depositary receipts) or other securities issuable upon the exercise of any Right or Rights evidenced hereby. In lieu of issuing such fractional shares, the Company may make a cash payment, as provided in the Rights Agreement.

No holder of this Rights Certificate, as such, will be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Series A Preferred Stock or of any other securities of the Company which may at any time be issuable upon the exercise of the Right or Rights represented hereby, nor shall anything contained herein or in the Rights Agreement be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote on any matter submitted to the shareholders of the Company, including, without limitation, the election of directors, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate have been duly exercised in accordance with the provisions of the Rights Agreement.

This Rights Certificate will not be valid or obligatory for any purpose until it has been countersigned by the Rights Agent.

WITNESS the facsimile signatures of the proper officers of the Company. Dated as of                 , 20__.

BBX CAPITAL CORPORATION

Name:
Title:

Attested:
Name:
Title:

Countersigned: AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

Name:
Title:

Form of Reverse Side of Rights Certificate

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Rights Certificate)

FOR VALUE RECEIVED,                                                               hereby sells, assigns and transfers this Rights Certificate, together with all right, title and interest herein, to

(Please print name and address of transferee)

and does hereby irrevocably constitute and appoint                                          attorney, with full power of substitution, to transfer this Rights Certificate on the books of the within-named Company.

Dated :                         , 20__

Signature

Signature(s) Guaranteed:

SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO SEC RULE 17Ad-15.

The undersigned hereby certifies that the Rights evidenced by this Rights Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

Signature

CERTIFICATION

The undersigned hereby certifies that:

(1) the Rights evidenced by this Rights Certificate are not being sold, assigned, transferred, split up, combined or exchanged by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement); and

(2) after due inquiry and to the best knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement).

Dated :                         , 20__

Signature

Form of Reverse Side of Rights Certificate – continued

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise the Rights Certificate)

To BBX Capital Corporation:

The undersigned hereby irrevocably elects to exercise                                      Rights represented by this Rights Certificate to purchase, with respect to each such Right so exercised, one one-hundredth of a share of Series A Preferred Stock or other securities issuable upon the exercise of such Rights and requests that certificates for such securities be issued in the name of and delivered to:

Please insert social security or other identifying number:

(Please print name and address)

If such number of Rights is not all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance remaining of such Rights will be registered in the name of and delivered to:

Please insert social security or other identifying number:

(Please print name and address)

Dated :                         , 20__

Signature

Signature(s) Guaranteed:

SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO SEC RULE 17Ad-15.

The undersigned hereby certifies that the Rights evidenced by this Rights Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

Signature

CERTIFICATION

The undersigned hereby certifies that:

(1) the Rights evidenced by this Rights Certificate are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement); and

(2) after due inquiry and to the best knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement).

Dated :                         , 20__

Signature

NOTICE

The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the Certification accompanying the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, such Assignment or Election to Purchase will not be honored.

EXHIBIT C

SUMMARY OF RIGHTS

On February 5, 2013, our Board of Directors declared a dividend of one preferred share purchase right (each, a “Right”) for each share of our Class A Common Stock and Class B Common Stock (collectively, our “Common Stock”) outstanding as of the close of business on February 19, 2013 (the “Record Date”). The terms of the Rights are set forth in a Rights Agreement, by and between us and American Stock Transfer & Trust Company, LLC, as Rights Agent, dated as of February 7, 2013 (the “Rights Agreement”).

This Summary of Rights provides only a general description of the Rights Agreement and, thus, should be read together with the entire Rights Agreement, which is incorporated into this summary by reference. The Rights Agreement is attached as Exhibit 4.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 7, 2013 and can be accessed via the SEC’s internet web site at www.sec.gov. Additionally, upon written request, we will provide a copy of the Rights Agreement free of charge to any of our shareholders. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Rights Agreement.

Our Board adopted the Rights Agreement in an effort to protect shareholder value as the Rights Agreement is designed to preserve certain Tax Benefits, including protecting against a possible limitation on our ability to use net operating loss carryforwards (“NOLs”) to reduce potential future federal income tax obligations. Under the Internal Revenue Code and rules promulgated by the Internal Revenue Service thereunder, we may “carry forward” NOLs in certain circumstances to offset any current and future earnings and, thus, reduce our federal income tax liability, subject to certain requirements and restrictions. However, if we experience an “ownership change,” as defined in Section 382 of the Internal Revenue Code, our ability to use our NOLs in the future may be substantially limited, and the timing of the usage of our NOLs could be substantially delayed, which could therefore significantly impair the value of that asset.

The Rights Agreement is intended to act as a deterrent to any person or group from acquiring 5% or more of our outstanding Class A Common Stock (an “Acquiring Person”) after the Record Date without the approval of our Board. Existing shareholders as of the close of business on the Record Date will not be required to divest any shares of our Class A Common Stock as the Rights Agreement provides that shareholders who own 5% or more of our outstanding Class A Common Stock as of the close of business on the Record Date will not trigger exercisability of the Rights so long as they do not (i) acquire any additional shares of our Class A Common Stock or (ii) fall under 5% ownership of our outstanding Class A Common Stock and then purchase shares of our Class A Common Stock which, together with the other shares of our Class A Common Stock then owned by the shareholder, represent 5% or more of our outstanding Class A Common Stock. A shareholder who our Board determines has inadvertently met or exceeded the 5% threshold can avoid the dilutive effect of the Rights by promptly divesting shares of our Class A Common Stock so as to reduce its interest below the threshold level. Our Board may also determine to exempt any other shareholder from the operation of the Rights Agreement so long as the shareholder does not acquire any additional shares of our Class A Common Stock after the determination to exempt the shareholder from the operation of the Rights Agreement is made. Further, any transaction which our Board determines would not limit the availability of the Tax Benefits which the Rights Agreement is aimed at preserving is exempt from the operation of the Rights Agreement. Our Board may consult with and rely on our legal counsel, accountants and other advisors in making any determination. Any Rights held by an Acquiring Person and the Acquiring Person’s Affiliates and Associates will become void and may not be exercised.

The Rights Agreement was not adopted in response to any effort to acquire control of our company. However, by providing a deterrent to any person or group from acquiring 5% or more of our outstanding Class A Common Stock, the Rights Agreement may also have an anti-takeover effect. The Rights Agreement should not interfere with any merger or other business combination approved by our Board.

The Rights. Our Board authorized the issuance of one Right per each share of our Common Stock outstanding as of the close of business on the Record Date. Subject to the terms, provisions and conditions of the Rights Agreement, if the Rights become exercisable, each Right would initially represent the right to purchase from us one one-hundredth of a share of our Series A Junior Participating Preferred Stock (the “Series A Preferred Stock”) for a purchase price of $25.00 (the “Purchase Price”). If issued, each one one-hundredth of a share of Series A Preferred Stock would give the shareholder approximately the same dividend, voting and liquidation rights as does one share of our Class A Common Stock (with all outstanding shares of our Class A Common Stock and Series A Preferred Stock representing, in the aggregate, 53% of our general voting power, subject to adjustment in accordance with our Articles of Incorporation). However, prior to exercise, a Right does not give its holder any rights as a shareholder, including, without limitation, any dividend, voting or liquidation rights.

Exercisability. The Rights will generally not be exercisable until the Distribution Date, which is defined as 10 business days after the earliest of (i) a public announcement that a person or group has become an Acquiring Person, (ii) a majority of our Board becomes aware that a person or group has become an Acquiring Person and (iii) the commencement of a tender or exchange offer by a person or group for 5% or more of our outstanding Class A Common Stock.

Until the Distribution Date, the Rights will be evidenced by the certificates representing the shares of our Common Stock to which the Rights are attached. Any transfer of shares of our Common Stock prior to the Distribution Date will constitute a transfer of the associated Rights. After the Distribution Date, the Rights may be transferred other than in connection with the transfer of the associated shares of our Common Stock.

From the date, if any, on which any person or group becomes an Acquiring Person until the expiration of the Rights Agreement, each holder of a Right (other than Rights beneficially owned by the Acquiring Person, any Affiliate or Associate of the Acquiring Person and any subsequent transferee of such persons, which will have become void), will have the right to receive upon exercise of a Right, in whole or in part, and payment of the Purchase Price, that number of shares of our Class A Common Stock which have a market value equal to two times the Purchase Price so paid.

Exchange. From the date, if any, on which any person or group becomes an Acquiring Person until the expiration of the Rights Agreement, the Board may exchange the Rights (other than Rights owned by the Acquiring Person, any Affiliate or Associate of the Acquiring Person and any subsequent transferee of such persons, which will have become void), in whole or in part, at an exchange ratio of one share of Class A Common Stock, or a fractional share of Series A Preferred Stock (or other class or series of our preferred stock having similar rights, preferences and privileges as the Series A Preferred Stock) of equivalent value, per Right (subject to adjustment).

Redemption. At any time prior to the Distribution Date, our Board may redeem the Rights, in whole but not in part, at a price of $0.0001 per Right (as adjusted in accordance with the terms of the Rights Agreement, the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as our Board, in its sole discretion, may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate, and the holders of Rights will thereafter only have the right to receive the Redemption Price.

Anti-Dilution Provisions. The Purchase Price, the Redemption Price, the number of shares issuable in exchange for or upon exercise of the Rights and the number of outstanding Rights shall be subject to adjustment to prevent dilution that may occur as a result of certain events, including, among others, a stock dividend, a stock split or a reclassification of our capital stock. No adjustments to the Purchase Price of less than 1% will be made.

Amendments. Before the Distribution Date, our Board may amend or supplement the Rights Agreement without the consent of the Rights holders. After the Distribution Date, our Board may amend or supplement the Rights Agreement only to cure an ambiguity, to alter time period provisions, to correct inconsistent provisions or to make any additional changes to the Rights Agreement, but only to the extent that those changes do not adversely affect the interests of any Rights holder under the Rights Agreement and do not result in the Rights again becoming redeemable or the Rights Agreement again becoming amendable other than as described in this sentence.

Expiration. The Rights Agreement will expire on, and the Rights will not be exercisable after, the earliest of (i) February 7, 2023, (ii) the time at which the Rights are redeemed pursuant to the Rights Agreement, (iii) the time at which the Rights are exchanged pursuant to the Rights Agreement, (iv) the repeal of Section 382 of the Internal Revenue Code or any successor statute, or the occurrence of any other event if our Board determines that the Rights Agreement is no longer necessary for the preservation of Tax Benefits and (v) the beginning of a taxable year to which our Board determines that no Tax Benefits may be carried forward.